Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration Statement of DWS Tax Free Trust on Form N-1A ("Registration Statement") of our report dated July 22, 2009 relating to the financial statements and financial highlights which appears in the May 31, 2009 Annual Report to Shareholders of DWS Intermediate Tax/AMT Free Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2009